Exhibit 99.1
    NEWS RELEASE

Company Contact	Investor Contact
Jon Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS THIRD QUARTER 2017 RESULTS

HILLSBORO, OR - November 7, 2017 - Radisys Corporation (NASDAQ: RSYS), a global leader of open telecom solutions, today announced financial results for the third quarter ended September 30, 2017.

Third Quarter Summary

•	Consolidated revenue of $28.8 million, above the midpoint of the Company’s prior guidance range of $26 to $30 million;

•
GAAP loss per share was $0.39, and non-GAAP loss per share was $0.28. Included in both GAAP and non-GAAP loss per share was an expected inventory charge of approximately $7.0 million associated largely with legacy embedded products, which increased the loss by $0.18 per share;

•	Awarded first commercial win for FlowEngine TDE-2000 with a strategic channel partner for initial deployment with a European service provider beginning in the fourth quarter;

•	Secured two new Tier 1 service provider wins in the U.S. and India through channel partners for multi-year VoLTE deployments; and

•	Closed agreement with global contract manufacturer to streamline supply chain and drive meaningful cost synergies beginning in 2018.

“Our third quarter results were in-line with the expectations we outlined in early August, with both revenue and operating results being at or above the midpoint of our expectations,” said Brian Bronson, Radisys President and Chief Executive Officer. “Importantly, we made tangible progress in the third quarter towards converting proof-of-concepts into commercial wins as evidenced by the two new MediaEngine VoLTE wins as well as our first commercial award for deployment of our new FlowEngine appliance, the TDE-2000. Further, within MobilityEngine we continue to advance forward towards trials with two Tier 1 service providers tied to initial CORD deployments.

“As we navigate limited visibility for sizable DCEngine commercial orders, we are implementing a revised go-to-market strategy that will allow us to refine our cost structure while ensuring our ability to support our ongoing engagements with prospective customers. Importantly, outside of DCEngine the new wins we secured during the third quarter demonstrate tangible evidence of our ability to commercialize the pipeline of engagements across our Software-Systems offerings. Acknowledging the timing of incremental commercial wins is difficult to predict, our focus remains on advancing our funnel of prospective and existing customer opportunities, maximizing our cash resources, and taking the necessary actions to return the Company to non-GAAP profitability and positive operating cash flow.”

Software-Systems Results

For the third quarter of 2017, Software-Systems revenue was $11.3 million, compared to $11.5 million in the prior quarter and $10.4 million in the third quarter of 2016. The sequential decline was the result of timing of professional services programs, which we expect to benefit from in the fourth quarter of 2017.

Gross margin was 47.9%, compared to 54.3% in the prior quarter and 59.6% in the third quarter of 2016. Operating loss was $2.4 million, compared to an operating loss of $1.9 million in the prior quarter and an operating loss of $2.2 million in the third quarter of 2016.

Hardware Solutions Results

For the third quarter of 2017, Hardware Solutions revenue was $17.5 million, compared to $23.6 million in the prior quarter and $45.0 million in the third quarter of 2016. The sequential decline reflects an expected discontinuance in new DCEngine orders from the Company’s tier one U.S. customer.

Gross margin was (13.2)%, compared to 24.3% in the prior quarter and 22.4% in the third quarter of 2016. Operating loss was $7.9 million, compared to operating income of $0.2 million in the prior quarter and operating income of $4.9 million in the third quarter of 2016.

Consolidated Results

For the third quarter of 2017, consolidated revenue was $28.8 million, compared to $35.1 million in the prior quarter and $55.4 million in the third quarter of 2016.

On a GAAP basis, gross margin in the third quarter of 2017 was 4.2%, compared to 28.5% in the prior quarter and 25.7% in the third quarter of 2016. Third quarter GAAP gross margin includes an inventory write-down of $7.0 million predominantly associated with end-of-life product transitions within the Company’s legacy embedded products portfolio. Third quarter 2017 GAAP research and development and selling, general, and administrative expenses were $13.5 million, compared to $14.2 million in the prior quarter and $14.4 million in the third quarter of 2016. The decline in operating expenses over the comparable periods was the result of planned reductions associated with the Company’s Hardware Solutions business.

On a non-GAAP basis, third quarter 2017 gross margin was 10.8%, compared to 34.1% in the prior quarter and 29.4% in the third quarter of 2016. The impact of the $7.0 million inventory charge reduced reported gross margin by approximately 24.5% in the third quarter. Third quarter 2017 research and development and selling, general and administrative expenses on a non-GAAP basis were $13.4 million, compared to $13.7 million in the prior quarter and $13.6 million in the third quarter of 2016.

For the third quarter of 2017, the Company recorded a GAAP net loss of $15.4 million, or $0.39 per share, compared to a GAAP net loss of $7.6 million, or $0.19 per share, in the prior quarter and a GAAP net loss of $2.6 million, or $0.07 per share, in the third quarter of 2016. On a non-GAAP basis, the Company recorded a net loss of $11.0 million, or $0.28 per share, in the third quarter of 2017, compared to a net loss of $2.2 million, or $0.06 per share, in the prior quarter and net income of $2.6 million, or $0.07 per diluted share, in the third quarter of 2016. Included in both GAAP and non-GAAP loss per share was an expected inventory charge of approximately $7.0 million or $0.18 per share.

Fourth Quarter 2017 Financial Guidance

•
Revenue is expected between $29 to $33 million. The guidance range contemplates potential variability in the timing of certain MediaEngine orders as well as the Company’s ongoing contract manufacturer transition.

•
GAAP gross margin is expected to approximate 31% and GAAP R&D and SG&A expenses are expected to be approximately $13.5 million. Non-GAAP gross margin is expected between 36% and 39% of sales and non-GAAP R&D and SG&A expenses are expected to approximate $13.0 million.

•	GAAP loss is expected to range from $0.19 to $0.13 per share. Non-GAAP loss is expected to range from $0.08 to $0.02 per share.

Conference Call and Webcast Information

The Company will host a conference call to discuss third quarter 2017 results on November 7, 2017, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 19225507. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on November 21, 2017. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 19225505. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS), a global leader in open telecom solutions, enables service providers to drive disruption with new open architecture business models. Radisys’ innovative disaggregated and virtualized enabling technology solutions leverage open reference architectures and standards, combined with open software and hardware to power business transformation for the telecom industry, while its world-class services organization delivers systems integration expertise necessary to solve communications and content providers’ complex deployment challenges. For more information, visit www.Radisys.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the fourth quarter of 2017, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) increased Tier 1 commercial deployments across multiple product lines, (b) continued implementation of the Company’s next-generation products, (c) customer implementation of traffic management solutions, (d) the outcome of product trials, (e) the market success of customers' products and solutions, (f) the development and transition of new products and solutions, including our FlowEngine appliance, MobilityEngine 5G RAN technology and our strategic MediaEngine channel agreement, (g) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (h) the Company’s ability to raise additional growth capital, (i) the Company's dependence on certain customers and high degree of customer concentration, (j) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (k) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (l) actions by regulatory authorities or other third parties, (m) cash generation, (n) changes in tariff and trade policies and other risks associated with foreign operations, (o) fluctuations in currency exchange rates, (p) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (q) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (r) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2016, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of November 7, 2017. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense, and (e) loss (gain) on the liquidation of foreign subsidiaries. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Product	$20,641	$46,175	$75,680	$145,122
Service	8,132	9,222	25,796	26,709
Total revenues	28,773	55,397	101,476	171,831
Cost of sales:
Product	20,361	33,997	60,450	107,937
Service	5,291	5,228	15,821	15,639
Amortization of purchased technology	1,926	1,926	5,780	5,780
Total cost of sales	27,578	41,151	82,051	129,356
Gross margin	1,195	14,246	19,425	42,475
Operating expenses:
Research and development	5,639	6,093	18,113	18,044
Selling, general and administrative	7,849	8,321	25,445	24,514
Intangible assets amortization	289	1,260	2,809	3,780
Restructuring and other charges, net	1,344	655	2,814	1,602
Loss from operations	(13,926)	(2,083)	(29,756)	(5,465)
Interest expense	(431)	(116)	(927)	(392)
Other income (expense), net	(116)	255	(543)	1,463
Loss before income tax expense	(14,473)	(1,944)	(31,226)	(4,394)
Income tax expense	938	694	1,747	1,800
Net loss	$(15,411)	$(2,638)	$(32,973)	$(6,194)

Net loss per share:
Basic	$(0.39)	$(0.07)	$(0.85)	$(0.17)
Diluted	$(0.39)	$(0.07)	$(0.85)	$(0.17)
Weighted average shares outstanding
Basic	39,087	38,056	38,922	37,402
Diluted	39,087	38,056	38,922	37,402

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$12,682	$33,087
Accounts receivable, net	33,854	38,378
Inventories, net	11,055	20,021
Other current assets	6,347	7,151
Total current assets	63,938	98,637
Property and equipment, net	7,131	6,713
Intangible assets, net	8,986	17,575
Other assets, net	2,872	5,260
Total assets	$82,927	$128,185

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,565	$20,805
Deferred revenue	5,556	5,715
Other accrued liabilities	11,157	14,143
Line of credit	15,000	25,000
Total current liabilities	52,278	65,663
Other long-term liabilities	5,481	5,966
Total liabilities	57,759	71,629
Shareholders' equity:
Common stock	341,780	339,715
Accumulated deficit	(316,551)	(281,600)
Accumulated other comprehensive income	(61)	(1,559)
Total shareholders’ equity	25,168	56,556
Total liabilities and shareholders’ equity	$82,927	$128,185

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(15,411)	$(2,638)	$(32,973)	$(6,194)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	3,551	4,182	12,396	12,775
Stock-based compensation expense	124	987	1,816	2,867
Inventory valuation allowance	7,041	1,281	7,900	2,670
Other	885	920	1,056	(269)
Changes in operating assets and liabilities:
Accounts receivable	9,737	(13,572)	4,530	4,357
Inventories and deferred cost of sales	(2,071)	2,657	2,732	7,760
Other receivables	39	656	(44)	7,663
Accounts payable	(3,181)	7,439	(26)	(11,265)
Deferred revenue	(3,067)	2,621	(1,157)	(14,738)
Other operating assets and liabilities	(48)	(2,516)	(2,813)	(2,986)
Net cash provided by (used in) operating activities	(2,401)	2,017	(6,583)	2,640
Cash flows from investing activities:
Capital expenditures	(1,386)	(2,290)	(4,544)	(3,420)
Net cash used in investing activities	(1,386)	(2,290)	(4,544)	(3,420)
Cash flows from financing activities:
Borrowings on line of credit, net	(30,000)	—	(10,000)	10,000
Other financing activities, net	209	(3,200)	295	(2,721)
Net cash provided by (used in) financing activities	(29,791)	(3,200)	(9,705)	7,279
Effect of exchange rate changes on cash and cash equivalents	12	26	427	216
Net increase (decrease) in cash and cash equivalents	(33,566)	(3,447)	(20,405)	6,715
Cash and cash equivalents, beginning of period	46,248	30,926	33,087	20,764
Cash and cash equivalents, end of period	$12,682	$27,479	$12,682	$27,479

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue
Software-Systems	$11,306	$10,441	$32,943	$39,101
Hardware Solutions	17,467	44,956	68,533	132,730
Total revenues	$28,773	$55,397	$101,476	$171,831

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Gross margin
Software-Systems	$5,420	$6,226	$17,128	$24,186
Hardware Solutions	(2,302)	10,070	8,211	24,370
Corporate and other	(1,923)	(2,050)	(5,914)	(6,081)
Total gross margin	$1,195	$14,246	$19,425	$42,475

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Income (loss) from operations
Software-Systems	$(2,358)	$(2,201)	$(7,574)	$(1,390)
Hardware Solutions	(7,885)	4,946	(8,963)	9,954
Corporate and other	(3,683)	(4,828)	(13,219)	(14,029)
Total loss from operations	$(13,926)	$(2,083)	$(29,756)	$(5,465)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2017		2016		2017		2016
North America	$11,492	39.9%	$34,541	62.4%	$49,854	49.1%	$116,698	67.9%
Asia Pacific	5,703	19.8	7,946	14.3	17,819	17.6	22,025	12.8
Europe, the Middle East and Africa	11,578	40.3	12,910	23.3	33,803	33.3	33,108	19.3
Total	$28,773	100.0%	$55,397	100.0%	$101,476	100.0%	$171,831	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2017		2016		2017		2016
GROSS MARGIN:
GAAP gross margin	$1,195	4.2%	$14,246	25.7%	$19,425	19.1%	$42,475	24.7%
(a) Amortization of acquired intangible assets	1,926		1,926		5,780		5,780
(b) Stock-based compensation	(3)		124		134		301
Non-GAAP gross margin	$3,118	10.8%	$16,296	29.4%	$25,339	25.0%	$48,556	28.3%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$5,639	19.6%	$6,093	11.0%	$18,113	17.8%	$18,044	10.5%
(b) Stock-based compensation	23		238		366		676
Non-GAAP research and development	$5,616	19.5%	$5,855	10.6%	$17,747	17.5%	$17,368	10.1%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$7,849	27.3%	$8,321	15.0%	$25,445	25.1%	$24,514	14.3%
(b) Stock-based compensation	105		625		1,317		1,890
Non-GAAP selling, general and administrative	$7,744	26.9%	$7,696	13.9%	$24,128	23.8%	$22,624	13.2%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(13,926)	(48.4)%	$(2,083)	(3.8)%	$(29,756)	(29.3)%	$(5,465)	(3.2)%
(a) Amortization of acquired intangible assets	2,214		3,186		8,588		9,560
(b) Stock-based compensation	125		987		1,817		2,867
(c) Restructuring and other charges, net	1,344		655		2,814		1,602
Non-GAAP income (loss) from operations	$(10,243)	(35.6)%	$2,745	5.0%	$(16,537)	(16.3)%	$8,564	5.0%

NET INCOME (LOSS):
GAAP net loss	$(15,411)	(53.6)%	$(2,638)	(4.8)%	$(32,973)	(32.5)%	$(6,194)	(3.6)%
(a) Amortization of acquired intangible assets	2,214		3,186		8,588		9,560
(b) Stock-based compensation	125		987		1,817		2,867
(c) Restructuring and other charges, net	1,344		655		2,814		1,602
(d) Income taxes	460		404		693		682
(e) Loss (gain) on the liquidation of foreign subsidiaries	$313		$—		$313		$(421)
Non-GAAP net income (loss)	$(10,955)	(38.1)%	$2,594	4.7%	$(18,748)	(18.5)%	$8,096	4.7%

GAAP weighted average diluted shares	39,087		38,056		38,922		37,402
Dilutive equity awards included in
non-GAAP earnings per share	—		1,313		—		1,164
Non-GAAP weighted average diluted shares	39,087		39,369		38,922		38,566
GAAP net loss per share (diluted)	$(0.39)		$(0.07)		$(0.85)		$(0.17)
Non-GAAP adjustments detailed above	0.11		0.14		0.37		0.38
Non-GAAP net income (loss) per share (diluted)	$(0.28)		$0.07		$(0.48)		$0.21

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET LOSS PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2017
	Low End	High End
GAAP net loss	(7.5)	(5.2)
(a) Amortization of acquired intangible assets	2.1	2.1
(b) Stock-based compensation	0.5	0.5
(c) Restructuring and acquisition-related charges, net	1.5	1.5
(f) Income taxes	0.2	0.2
Total adjustments	4.3	4.3
Non-GAAP net loss	(3.2)	(0.9)

GAAP weighted average shares	39,200	39,200
Non-GAAP adjustments	—	—
Non-GAAP weighted average shares	39,200	39,200

GAAP net loss per share	(0.19)	(0.13)
Non-GAAP adjustments detailed above	0.11	0.11
Non-GAAP net loss per share	(0.08)	(0.02)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2017
GAAP	31.2%
(a) Amortization of acquired intangible assets	6.2
(b) Stock-based compensation	0.1
Non-GAAP	37.5%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2017
GAAP	$13.5
(b) Stock-based compensation	0.5
Non-GAAP	$13.0

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Loss (gain) on the liquidation of foreign subsidiaries: On a non-recurring basis we have recorded a gain or loss to reflect the realization of accumulated foreign currency translation adjustments upon the liquidation of certain international subsidiaries. This gain or loss represents the net unrealized foreign currency translation gains or losses accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of these entities. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company.  As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.